Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 26, 2015 relating to the consolidated financial statements of Pan American Silver Corp. and the effectiveness of Pan American Silver Corp.’s internal control over financial reporting appearing in the Annual Report on Form 40-F of Pan American Silver Corp. for the year ended December 31, 2014.

/s/ Deloitte LLP
Chartered Professional Accountants
August 6, 2015
Vancouver, Canada